EXHIBIT 10.1

             Consulting and Legal Services Agreement


             CONSULTING AND LEGAL SERVICES AGREEMENT

     This Agreement is made as of the 19th day of December, 1996, by and between Newlan & Newlan, Attorneys at Law, a Texas general partnership consisting of
L. A. Newlan, Jr. and Eric Newlan ("Consultant"), and Definition, Ltd., a
Nevada corporation (the "Company").

     WHEREAS, Consultant possesses experience in the field of international and domestic financing, domestic and international taxation, secondary securities trading, business acquisitions and dispositions and matters of general and special law; and

     WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

     WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant, as aforesaid; and

     WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. The Company hereby engages Consultant to render advice and counsel with respect to law, corporate organization, corporate finance, business opportunities and taxation. Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement.

     2. The services to be rendered by Consultant hereunder shall consist of the following:

          A. Giving advice and counsel on legal compliance by the Company with all securities laws and regulations and communications laws and regulations applicable to its business, state, federal and foreign;

          B. Giving advice and counsel on legality of corporate business transactions, contracts, including drafting and, at the Company's request, negotiation of contracts;

          C. Giving advice and counsel on business strategies, corporate finance, secondary trading in the Company's securities, advice and, at the Company's request, assistance in negotiation and evaluation of mergers, consolidations and acquisitions, spin-offs, split-ups and other dispositions and recapitalizations;

          D. Giving advice and counsel on matters of income taxation, domestic and international, and matters relating to import and export laws and regulations; and

          E. Giving advice and counsel in matters relating to protection and preservation of assets of the Company, including, without limitation, engaging in litigation in courts in which Consultant is, or reasonably can be, admitted to practice, and supervising litigation in places where Consultant is not so admitted and cannot reasonably gain admission to practice.

     Anything contained herein to the contrary notwithstanding, Consultant shall not render services hereunder in connection with the offer or sale of securities in a capital-raising transaction, in keeping with the proscription thereof contained in Section A of the General Instructions as to the use of Form S-8 promulgated by the Securities and Exchange Commission.

     3. The term of this Agreement shall commence upon execution of this Agreement and shall continue until Consultant has rendered services equal in value to the dollar amount of compensation payable to Consultant in paragraph 4 below, determined at the Consultant's hourly rate of charge for professional services, i.e., $200 per hour for L. A. Newlan, Jr.'s time, $150 per hour for Eric Newlan's time. Consultant shall render monthly a report to the Company the time expended by Consultant in performance of its obligations hereunder.

          In addition to the fee payable hereunder, Consultant shall, from time to time during the term of this Agreement, be reimbursed for costs paid and incurred by Consultant on behalf of the Company for travel, per diem, lodging, long distance communications, courier services, photocopying and printing. Reimbursement is to be made on receipt of invoice by the Company.

     4. In consideration of the services to be performed by Consultant, the Company agrees to pay the sum of $40,000, payable by issuance to Consultant of 100,000 shares of the Company's $.001 par value Common Stock, at $.40 per share.

     5.   The Company represents and warrants to Consultant that:

          A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

          B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

          C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     6. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

     7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

          Notices shall be addressed to Consultant at:

               Newlan & Newlan, Attorneys at Law
               5525 North MacArthur Boulevard
               Suite 670
               Irving Texas 75038

          and to the Company at:

               Definition, Ltd.
               1334 South Killian Drive
               Lake Park, Florida 33403

     8. Consultant consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of Common Stock issued hereunder:

     These securities have been issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and may not be transferred without an opinion of counsel satisfactory to the corporation to the effect that any such proposed transfer is in accordance with all applicable laws, rules and regulations.

     9.   Miscellaneous.

          A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

          B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

          C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.


          D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.


                              DEFINITION, LTD.



                              By:  /s/ Gerald L. Beeson
                                   Gerald L. Beeson
                                   Chief Executive Officer

                              NEWLAN & NEWLAN
                              (a Texas general partnership)



                              By:  /s/ L.A. Newlan, Jr.
                                   L. A. Newlan, Jr.
                                   Partner